CELL MEDX CORP. OTC PINK: CMXC

FOR IMMEDIATE RELEASE MARCH 19, 2024

Cell MedX Corp. Closes Private Placement Financing

Vancouver, BC, March 19, 2024, Cell MedX Corp. (OTC Pink: CMXC) (“Cell MedX” or the “Company”) a biotech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote anti-aging and general wellness, announces that it has closed a non-brokered private placement offering (the “Offering”) by issuing 2,500,000 units (each a “Unit”) at US$0.03 per Unit for total gross proceeds of US$75,000.

Each Unit sold under the Offering consists of one share in the common stock of the Company and one share purchase warrant (the “Warrant”) expiring on March 12, 2026. Each Warrant can be exercised for one additional share of the Company’s common stock at a price of US$0.04 per share on or before September 12, 2024, or at a price of US$0.05 per share during the remaining life of the Warrant.

Units were issued to non-U.S. persons pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) on the basis that they are not residents of the United States and are otherwise not “U.S. persons” as that term is defined in Rule 902(k) of Regulation S of the Act. Units were issued to U.S. persons pursuant to the provisions of Rule 506(b) of Regulation D of the Act on the basis that they are “accredited investors” as that term is defined under Regulation D of the Act.

A director of the Company and his spouse participated in the Offering acquiring a total of 1,000,000 Units.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of Cell MedX’s securities in the United States. The securities have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Cell MedX Corp. (OTC Pink: CMXC)

Cell MedX Corp. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to: aging, diabetes, high blood pressure, neuropathy and kidney function. The Company’s main focus is on continued research and development of its eBalance® Technology and its eBalance® Home System.

On behalf of the Board of Directors of Cell MedX Corp.

David Jeffs

Director, CEO

For further information:

info@cellmedx.com

www.cellmedx.com.

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA or Health Canada, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company’s Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company’s forward-looking statements. Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.